As filed with the Securities and Exchange Commission on March 20, 2026
Registration No. 333-
.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________________________________
Veeva Systems Inc.
(Exact name of Registrant as specified in its charter)
____________________________________________________________________________

Delaware	20-8235463
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
4280 Hacienda Drive
Pleasanton, California 94588
(925) 452-6500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_______________________________________________________________________________________________________
2013 Equity Incentive Plan
(Full title of plan)
_________________________________________________________________________________________________________
Brian Van Wagener, Chief Financial Officer
4280 Hacienda Drive
Pleasanton, California 94588
(925) 452-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________________________________________________________________________________________
Please send copies of all communications to:

Richard C. Blake, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Jonathan W. Faddis, Esq. Veeva Systems Inc. 4280 Hacienda Drive Pleasanton, California 94588 (925) 452-6500
_____________________________________________________________________________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
______________________________________________________________________________________
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I
Information Required in the Section 10(a) Prospectus
The information specified in this Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (“Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2026, filed with the Commission on March 20, 2026 (the "Annual Report");
(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents deemed to have been furnished and not filed in accordance with the rules of the Commission); and
(c)the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36121) filed with the Commission on October 9, 2013, as updated and superseded by the description of the Registrant's Class A Common Stock contained in Exhibit 4.2 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.
All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de‑registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (3) with respect to a director, for payments of unlawful dividends or unlawful stock repurchases or redemptions, (4) for any transaction from which the director or officer derived an improper personal benefit or (5) for claims against an officer in any action by or in the right of the corporation. The officers who may be exculpated pursuant to Section 102(b)(7) of the Delaware General Corporation Law are only officers who at the time of an act or omission as to which liability is asserted are deemed to have consented to service of process to the registered agent of the corporation under Delaware law. As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation contains provisions relating to the limitation of liability and indemnification of directors and officers. The amended and restated certificate of incorporation provides that our directors and officers will not be personally liable to us or our stockholders to the fullest extent permitted by Delaware law.
Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of our directors and officers will be eliminated or limited to the fullest extent permitted by Delaware law.
Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf, subject to certain specified limitations. Our amended and restated bylaws provide that we shall advance the expenses actually and reasonably incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his or her action in that capacity, whether or not we would have the power or obligation to indemnify such person against such liability under the provisions of our amended and restated bylaws.
We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees.
The form of agreement provides that we will indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our amended and restated bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.
We currently carry and intend to continue to carry liability insurance for our directors and officers.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Registrant.	8-K	001-36121	3.1	6/14/2024
4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-36121	3.1	6/23/2023
4.3	Registrant's 2013 Equity Incentive Plan and forms of agreements thereunder	10-K	001-36121	10.7	3/30/2021
4.4	Registrant's 2013 Equity Incentive Plan, as amended and restated.	8-K	001-36121	10.1	6/13/2022
4.5	Form of Registrant’s Class A Common Stock certificate.	S-1/A	333-191085	4.1	10/3/2013
5.1	Opinion and Consent of Wilson Sonsini Goodrich & Rosati, P.C.					X
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).					X
24.1	Power of Attorney (contained in the signature page hereto).					X
107.1	Filing Fee Table					X
Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 20th day of March, 2026.

VEEVA SYSTEMS INC.

/s/ BRIAN VAN WAGENER
Brian Van Wagener Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Veeva Systems Inc., a Delaware corporation, do hereby constitute and appoint Peter P. Gassner and Brian Van Wagener, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter P. Gassner	Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2026
Peter P. Gassner

/s/ Brian Van Wagener	Chief Financial Officer (Principal Financial Officer)	March 20, 2026
Brian Van Wagener

/s/ Vipin Kondath	Chief Accounting Officer (Principal Accounting Officer)	March 20, 2026
Vipin Kondath

/s/ Tim Cabral	Director	March 20, 2026
Tim Cabral

/s/ Mark Carges	Director	March 20, 2026
Mark Carges

/s/ Mary Lynne Hedley	Director	March 20, 2026
Mary Lynne Hedley

/s/ Priscilla Hung	Director	March 20, 2026
Priscilla Hung

/s/ Marshall Mohr	Director	March 20, 2026
Marshall Mohr

/s/ Gordon Ritter	Chair of the Board of Directors	March 20, 2026
Gordon Ritter

/s/ Paul J. Sekhri	Director	March 20, 2026
Paul J. Sekhri

/s/ Matthew J. Wallach	Director	March 20, 2026
Matthew J. Wallach